SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2003

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

222 Piedmont Avenue NE, Atlanta Georgia 30308
(Address of principal executive offices) (Zip Code)

(404) 659-2424
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report.)

Item 5. Other

     1.     On April 27, 2003, Oxford Industries, Inc. (“Oxford”) issued a press release concerning the commencement of an offering of $175 million aggregate principal amount of senior notes in an unregistered offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5 as if fully set forth herein.

     2.     On April 27, 2003, Oxford issued a press release concerning the acquisition of Viewpoint International, Inc. A copy of this press release is attached hereto as Exhibit 99.2 and incorporated by reference into this Item 5 as if fully set forth herein.

Item 7. Financial Statements and Exhibits

Exhibit 99.1 Text of press release dated April 27, 2003

Exhibit 99.2 Text of press release dated April 27, 2003

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

By:	/s/ Ben B. Blount, Jr.

Ben B. Blount, Jr. Executive Vice President and Chief Financial Officer

Date: April 28, 2003